Exhibit 99.1

Contact Information

Investor Relations:

Chesha Gibbons

OmniVision Technologies, Inc.

Ph: 408.653.3263

OMNIVISION REPORTS FINANCIAL RESULTS FOR

FOURTH QUARTER AND FISCAL 2009

~ Generates Positive Operating Cash Flow for the Fourth Quarter and Fiscal 2009 ~

Santa Clara, Calif. — May 28, 2009 — OmniVision Technologies, Inc. (NASDAQ: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the fiscal fourth quarter and fiscal year ended April 30, 2009.

Revenues for the fourth quarter of fiscal 2009 were $89.1 million, as compared to $80.0 million in the third quarter of fiscal 2009, and $169.0 million in the fourth quarter of fiscal 2008. GAAP net loss in the fourth quarter of fiscal 2009 was $20.1 million, or $0.40 per share, as compared to a GAAP net loss of $18.2 million, or $0.36 per share, in the third quarter of fiscal 2009, and GAAP net income of $9.1 million, or $0.17 per diluted share in the fourth quarter of fiscal 2008.

Non-GAAP net loss in the fourth quarter of fiscal 2009, which excludes stock-based compensation expense and the related tax effects under FAS 123(R), was $15.0 million, or $0.30 per share. Non-GAAP net loss in the third quarter of fiscal 2009, which excludes stock-based compensation expense and the related tax effects under FAS 123(R), was $11.8 million, or $0.24 per share. Non-GAAP net income in the fourth quarter of fiscal 2008, which excludes stock-based compensation expense and the related tax effects under FAS 123(R), was $14.3 million, or $0.27 per diluted share. Refer to the attached schedule for a reconciliation of GAAP net income (loss) to non-GAAP net income (loss) for the three and twelve months ended April 30, 2009 and 2008 and for the three months ended January 31, 2009.

Revenues for the fiscal year ended April 30, 2009 were $507.3 million, as compared to $799.6 million in fiscal 2008. GAAP net loss for fiscal 2009 was $37.3 million, or $0.74 per share, as compared to GAAP net income of $65.1 million, or $1.19 per diluted share, in fiscal 2008.

Non-GAAP net loss for fiscal 2009, which excludes stock-based compensation expense and the related tax effects under FAS 123(R), and a goodwill impairment charge of $7.5 million recorded in the second quarter of fiscal 2009, was $3.9 million, or $0.08 per share. Non-GAAP net income for fiscal 2008, which excludes stock-based compensation expense and the related tax effects, was $94.3 million, or $1.69 per diluted share.

Gross margin for the fourth quarter of fiscal 2009 was 17.0%, as compared to 22.4% for the third quarter of fiscal 2009 and 27.2% for the fourth quarter of fiscal 2008. The sequential decrease in gross margin in the fourth quarter of fiscal 2009 resulted primarily from a decline in average selling prices, combined with the sale of inventory that was produced in prior quarters at relatively higher costs.

The Company ended the fiscal year with cash, cash equivalents and short-term investments totaling $274.8 million, an increase of $11.1 million from the previous quarter. The increase primarily reflects cash provided by operations during the quarter.

“We are pleased with our performance in the fourth quarter,” said Mr. Shaw Hong, chief executive officer of OmniVision Technologies, Inc. “We believe this reflects increasing demand for our products on a global basis, particularly driven by demand in the notebook/webcam  market in the fourth quarter. Additionally, design-win activity was strong in the fourth quarter with multiple wins for our 5-megapixel and 8-megapixel products across geographies and applications.”

“While we are encouraged by our fourth quarter results, we continue to be cautious in our outlook as long-term visibility remains limited,” added Mr. Hong.  “In the meantime, we remain committed to the reduction of certain operating expenses and the conservation of our cash.”

Outlook

Based on current trends, the Company expects fiscal first quarter 2010 revenues will be in the range of $90 million to $100 million and GAAP net loss will be between $0.30 and $0.21 per share. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net loss will be between $0.16 and $0.07 per share. Refer to the table below for a reconciliation of projected GAAP to non-GAAP net loss.

Conference Call

OmniVision Technologies will host a conference call today at 2:00 p.m. Pacific Time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call may also be accessed by dialing 800-901-5218 (domestic) or 617-786-4511 (international) and indicating passcode 78431852.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for 48 hours beginning approximately one hour after the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 23812356.

About OmniVision

OmniVision Technologies, Inc. designs and markets high-performance semiconductor image sensors. Its CameraChip™ and CameraCube™ products using CameraCube™, OmniBSI™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for mass-market consumer and commercial applications such as mobile phones, notebooks, security and surveillance systems, digital still cameras, automotive and medical imaging systems and interactive video games. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding revenues and loss per share for the three months ending July 31, 2009 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the impact of general economic conditions; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; fluctuations in sales mix and average selling prices; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and PCs, digital still cameras and automobile manufacturers; the market acceptance of products into which the Company’s products are designed; fluctuations of wafer manufacturing yields and other manufacturing processes; the Company’s ability to accurately forecast customer demand for its products; the development, production, introduction and marketing of new products and technology; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income (loss) and net income (loss) per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expense under FAS 123(R) and the related tax effects and the goodwill impairment charge recognized in the second quarter of fiscal 2009. The non-GAAP financial measures which the Company discloses also exclude the effects of FAS 123(R) on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income (loss) per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income (loss) and non-GAAP net income (loss) per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income (loss) per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differ between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation and goodwill impairment, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income (loss) and earnings (loss) per share on a basis prepared in accordance with GAAP to enable investors to consider net income (loss) and net income (loss) per share determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET LOSS PER SHARE

TO PROJECTED NON-GAAP NET LOSS PER SHARE

(unaudited)

	Three Months Ending July 31, 2009
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net loss per share	$(0.30)	$(0.21)	$(0.14	)(1)	$(0.16)	$(0.07)

(1)             Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation in accordance with FAS123(R).

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	April 30,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$257,808	$217,340
Short-term investments	16,973	51,993
Accounts receivable, net of allowances for doubtful accounts and sales returns	43,978	105,338
Inventories	105,024	115,127
Deferred income taxes	1,092	2,823
Prepaid expenses and other assets	7,779	7,430
Total current assets	432,654	500,051
Property, plant and equipment, net	119,071	92,451
Long-term investments	85,469	85,419
Goodwill	—	7,541
Intangibles, net	7,396	13,928
Other long-term assets	22,341	18,956
Total assets	$666,931	$718,346

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,775	$57,760
Accrued expenses and other current liabilities	12,153	17,069
Income taxes payable	692	2,637
Deferred revenues, less cost of revenues	7,176	8,238
Current portion of long-term debt	3,555	651
Total current liabilities	52,351	86,355

Long-term liabilities:
Long-term income taxes payable	81,266	78,031
Non-current portion of long-term debt	32,867	32,830
Other long-term liabilities	8,109	6,955
Total long-term liabilities	122,242	117,816
Total liabilities	174,593	204,171

Minority interest	3,497	4,444

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 62,590 issued and 50,049 outstanding at April 30, 2009 and 62,010 shares issued and 51,046 outstanding at April 30, 2008, respectively	63	62
Additional paid-in capital	403,159	373,024
Accumulated other comprehensive income	773	1,561
Treasury stock, 12,541 shares at April 30, 2009 and 10,964 shares at April 30, 2008	(178,683)	(165,768)
Retained earnings	263,529	300,852
Total stockholders’ equity	488,841	509,731
Total liabilities, minority interest and stockholders’ equity	$666,931	$718,346

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2009	2008	2009	2008
Revenues	$89,056	$168,951	$507,316	$799,628
Cost of revenues	73,888	122,916	389,434	593,377
Gross profit	15,168	46,035	117,882	206,251

Operating expenses:
Research, development and related	20,570	21,641	84,881	79,369
Selling, general and administrative	14,364	15,710	62,585	62,228
Goodwill impairment	—	—	7,541	—
Total operating expenses	34,934	37,351	155,007	141,597

Income (loss) from operations	(19,766)	8,684	(37,125)	64,654
Interest income (expense), net	(109)	2,045	2,069	12,128
Other income (expense), net	548	427	(3,171)	(691)
Income (loss) before income taxes and minority interest	(19,327)	11,156	(38,227)	76,091

Provision for (benefit from) income taxes	844	2,120	(158)	11,049
Minority interest	(119)	(89)	(746)	(33)
Net income (loss)	$(20,052)	$9,125	$(37,323)	$65,075

Net income (loss) per share:
Basic	$(0.40)	$0.17	$(0.74)	$1.20
Diluted	$(0.40)	$0.17	$(0.74)	$1.19

Shares used in computing net income (loss) per share:
Basic	50,044	52,483	50,523	54,401
Diluted	50,044	52,652	50,523	54,767

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended		Three Months Ended
	April 30,		April 30,		January 31,
	2009	2008	2009	2008	2009
GAAP net income (loss)	$(20,052)	$9,125	$(37,323)	$65,075	$(18,191)
Add:
Stock-based compensation in cost of revenues	691	697	3,057	3,555	777
Stock-based compensation in research, development and related expenses	2,918	2,736	11,993	12,038	2,976
Stock-based compensation in selling, general and administrative expenses	2,547	2,694	11,237	12,162	2,527
Goodwill impairment	—	—	7,541	—	—
(Increase) decrease in provision for income taxes without the effect of stock-based compensation and goodwill impairment	(1,117)	(969)	(433)	1,450	118
Non-GAAP net income (loss)	$(15,013)	$14,283	$(3,928)	$94,280	$(11,793)

Non-GAAP net income (loss) per share:
Basic	$(0.30)	$0.27	$(0.08)	$1.73	$(0.24)
Diluted	$(0.30)	$0.27	$(0.08)	$1.69	$(0.24)

Shares used in computing non-GAAP net income (loss) per share:
Basic	50,044	52,483	50,523	54,401	50,036
Diluted	50,044	53,371	50,523	55,829	50,036